                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                              BORDERS GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              BORDERS GROUP, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

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

                                   [BGI LOGO]
                               100 Phoenix Drive
                           Ann Arbor, Michigan 48108
        ---------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 23, 2002
        ---------------------------------------------------------------

To the Stockholders of
  BORDERS GROUP, INC.:

     The Annual Meeting of Stockholders of Borders Group, Inc., a Michigan corporation (the "Company") will be held at 11:30 a.m. local time on May 23, 2002, at The Ritz-Carlton Fairlane Plaza, 300 Towncenter Drive, Dearborn, MI 48126 for the following purposes:

     1. To elect ten Directors of the Company, each to serve until the 2003 Annual Meeting of Stockholders or until a successor is elected and qualified,

     2. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     Only stockholders of record at the close of business on March 28, 2002, are entitled to notice of and to vote at the Annual Meeting and at any and all adjournments or postponements thereof.
                                          By Order of the Board of Directors,

                                          THOMAS D. CARNEY
                                          Secretary
Ann Arbor, Michigan
April 19, 2002

--------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

   EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. RETURNING A SIGNED PROXY WILL NOT PREVENT YOU FROM ATTENDING THE MEETING AND VOTING IN PERSON, IF YOU SO DESIRE.
--------------------------------------------------------------------------------

                              BORDERS GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2002

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement is furnished to the stockholders of Borders Group, Inc., a Michigan corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders of the Company to be held at 11:30 a.m. local time on Thursday, May 23, 2002, at The Ritz-Carlton Fairlane Plaza, 300 Towncenter Drive, Dearborn, MI 48126 and at any and all adjournments or postponements thereof. At the Annual Meeting, the stockholders of the Company are being asked to consider and vote upon the election of ten Directors, each to serve until the 2003 Annual Meeting of Stockholders or until a successor is elected and qualified.

     This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of the Company on or about April 19, 2002.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

     Only holders of record of the Company's common stock ("Common Stock"), at the close of business on March 28, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 81,635,509 shares of Common Stock outstanding. The presence, either in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. All abstentions and broker non-votes will be included as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting but will be disregarded in tabulating the vote on all matters brought before the meeting.

     Each stockholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held in such stockholder's name on the Record Date on any matter submitted to a vote of stockholders at the Annual Meeting. The election of the ten Directors will require the affirmative vote of a plurality of the shares of Common Stock represented and voting in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast in determining the plurality required to elect a director, and will have no effect on the outcome of that vote.

     Stockholders are urged to sign and date the enclosed proxy and return it as soon as possible in the envelope enclosed for that purpose. Stockholders of record also may give proxies by calling a toll-free telephone number or by using the Internet. The telephone and Internet voting procedures are designed to authenticate the stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions for stockholders of record who wish to use the telephone or Internet voting procedures are included with the enclosed proxy card.

     Shares of Common Stock represented by properly executed proxies received in time for voting at the Annual Meeting will, unless such proxy has previously been revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, the persons named in the accompanying form of proxy intend to vote all properly executed proxies received by them FOR the election of the Board of Director's nominees as Directors.

     No business other than as set forth in the accompanying Notice of Annual Meeting is expected to come before the Annual Meeting, except that a shareholder has advised the Company that he intends to make a motion to request that the Board redeem any poison pill previously issued unless such issuance is voted on by shareholders. The Company does not have a poison pill, and the persons named in the enclosed proxy intend to vote against the proposal. Should any other matter requiring a vote of stockholders be properly brought before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote such proxy in accordance with their best judgment on such matters. For information with respect to advance notice requirements applicable to stockholders who wish to propose any matter for consideration or nominate any person for election as a director at the 2003 Annual Meeting, see "Proposals of Stockholders."

     Under applicable Michigan law, none of the holders of Common Stock is entitled to appraisal rights in connection with any matter to be acted on at the Annual Meeting.

     Execution of the enclosed proxy will not prevent a stockholder from attending the Annual Meeting and voting in person. Any proxy may be revoked at any time prior to the exercise thereof by delivering in a timely manner a written revocation or a new proxy (including a proxy via telephone or Internet) bearing a later date to the Secretary of the Company, 100 Phoenix Drive, Ann Arbor, Michigan 48108, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, however, in and of itself constitute a revocation of a proxy.

     The Company is making this solicitation. The cost of this solicitation will be borne by the Company. Solicitation will be made by mail, and may be made personally or by telephone by officers and other employees of the Company who will not receive additional compensation for solicitation.

     The principal executive offices of the Company are located at 100 Phoenix Drive, Ann Arbor, Michigan, 48108, and its telephone number is (734) 477-1100.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Ten Directors will be elected at the Annual Meeting to serve until the 2003 Annual Meeting of Stockholders or until a successor is elected and qualified. Each of the nominees of the Company has committed to serve as a Director if elected at the Annual Meeting and, to the best knowledge of the Board of Directors, is and will be able to serve if so elected. In the event that any of the nominees listed below should be unavailable to stand for election before the Annual Meeting, the persons named in the accompanying proxy intend to vote for such other person, if any, as may be designated by the Board of Directors, in the place of any nominee unable to serve.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE COMPANY'S NOMINEES AS DIRECTORS.

     Set forth below is a brief biography of each of the Company's nominee for election as a director.

     JOEL J. COHEN, AGE 64. Mr. Cohen was Managing Director and co-head of Mergers and Acquisitions at Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), a leading investment and merchant bank that was acquired by Credit Suisse First Boston, until his retirement in November 2000. He had been associated with DLJ since October 1989. He had previously served as General Counsel to the Presidential Task Force on Market Mechanisms and as a partner of Davis Polk and Wardwell, attorneys. Mr. Cohen became a director of the Company on March 30, 2001. He also serves as a director of The Chubb Corporation, a major property and casualty insurance company, and Maersk, Inc. an owner and operator of container ships involved in worldwide trade.

     ROBERT F. DIROMUALDO, AGE 57. Mr. DiRomualdo served as Chairman of the Board of the Company from its formation in August 1994 until January 2002. He also served as Chief Executive Officer of the Company from August 1994 until November 1998, and as President and Chief Executive Officer from April 1999 until November 1999. Mr. DiRomualdo has served as a director of the Company since August 1994.

     PETER R. FORMANEK, AGE 58. Mr. Formanek was co-founder of AutoZone, a retailer of aftermarket automotive parts, and served as President and Chief Operating Officer of Auto Zone, Inc. from 1986 until his retirement in May 1994. He currently is a director of The Perrigo Company, a manufacturer of over-the-counter pharmaceutical and nutritional products for the store brand market, and Gart Sports, Inc., a retailer of sporting goods. Mr. Formanek has served as a director of the Company since August 1995.

     GREGORY P. JOSEFOWICZ, AGE 49. Mr. Josefowicz has served as President, Chief Executive Officer and as a director of the Company since November 1999, and as Chairman of the Board since January 2002. For more than five years prior to joining the Company, he served in a variety of executive positions with Jewel-Osco, a food and drug retailer that is currently a division of Albertson's, Inc., most recently as President. Mr. Josefowicz also serves as a director of Ryerson Tull, Inc., a distributor and processor of metals and Spartan Stores, Inc., a food retailer.

     AMY B. LANE, AGE 49. Ms. Lane was Managing Director, Investment Banking Group, of Merrill Lynch from 1997, until her retirement in February 2002. From 1989 through 1996, Ms. Lane served as a Managing Director, Corporate Finance, of Salomon Brothers in New York. Ms. Lane served as a director of the Company from August 1995 until March 1999, and was most recently elected a director on October 30, 2001.

     VICTOR L. LUND, AGE 54. Mr. Lund has served as Vice Chairman of Albertson's, Inc., a food and drug retailer, since June of 1999. Mr. Lund served as Chairman of the Board of American Stores Company from June 1995 until its acquisition by Albertson's in June 1999, and as Chief Executive Officer of American Stores Company from August 1992 until June 1999. He was President of American Stores Company from August 1992 until June 1995. Mr. Lund has served as a director of the Company since July 1997 and also serves as a director of Service Corporation International, a provider of death care services.

     DR. EDNA GREENE MEDFORD, AGE 50. Dr. Greene Medford is an Associate Professor of History and a former Director of the Undergraduate Program in History at Howard University. Dr. Medford is a member of the Board of Trustees and is Chairperson of the Program Committee for National History Day, Inc., and is also a member of the Board of Advisors for The Lincoln Forum; both are non-profit organizations. She has served as a director of the Company since September 1998.

     GEORGE R. MRKONIC, AGE 49. Mr. Mrkonic served as the Vice Chairman of the Company from December 1994 until January 2002, and has served as a director since August 1994. He also served as President of the Company from December 1994 until January 1997. Mr. Mrkonic is also a director of (i) Champion Enterprises, Inc., a manufacturer and seller of manufactured homes and mid-sized buses, (ii) Syntel, Inc., a computer software and development company, (iii) Galyan's Trading Company, Inc., a speciality retailer that offers a broad range of products that appeal to consumers with active lifestyles, and (iv) Nashua Corporation, a manufacturer of specialty imaging products and services to industrial and commercial customers to meet various print application needs.

     LAWRENCE I. POLLOCK, AGE 54. Mr. Pollock has served as President and Chief Operating Officer of Cole National Corporation, which operates retail vision and gift stores, since January 2000. Mr. Pollock is also a partner of Independent Group L.P., a privately-held radio broadcasting company based in Cleveland, Ohio. From September 1998 until June 1999, Mr. Pollock served as President and Chief Executive Officer of HomePlace, Inc., a chain of home furnishings and housewares superstores, which he joined in January 1997 as Executive Vice President and Chief Operating Officer. From 1994 until 1996, he served as the President, Chief Operating Officer and a director of Zale Corporation, a jewelry retailer. He has served as a director of the Company since August 1995.

     In January of 1998, HomePlace, Inc. filed a voluntary petition in the United States Bankruptcy Court for the District of Delaware for reorganization under Chapter 11 of the Bankruptcy Code.

     BETH M. PRITCHARD, AGE 54. Ms. Pritchard has served as President and Chief Executive Officer of Bath & Body Works, and Chief Executive Officer of The White Barn and Candle Company, divisions of Intimate Brands, Inc. since 1993. She has served as a director of the Company since March 2000. Ms. Pritchard also serves as a director of Intimate Brands, Inc., a specialty retailer of lingerie and personal care products.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

     During the fiscal year ended January 27, 2002, the Board of Directors held four meetings. The Board of Directors has also established standing Audit, Compensation and Nominating Committees. The membership and functions of the committees of the Board of Directors are as follows:

     The Audit Committee was established for the purpose of reviewing and making recommendations regarding the Company's employment of independent accountants, the annual audit of the Company's financial statements and the Company's internal controls, accounting practices and policies. Four meetings of the Audit Committee were held during the fiscal year ended January 27, 2002. The current members of the Audit Committee are Mr. Lund, Mr. Formanek and Ms. Lane.

     The Compensation Committee was established for the purpose of making recommendations to the Board of Directors regarding the nature and amount of compensation for executive officers of the Company. The Compensation Committee also administers certain of the Company's employee benefit plans. Four meetings of the Compensation Committee were held during the fiscal year ended January 27, 2002. The current members of the Compensation Committee are Mr. Pollock, Mr. Cohen, Dr. Greene Medford, and Ms. Pritchard.

     The Nominating Committee was established for the purpose of making recommendations to the Board of Directors regarding the size and composition of the Board and Committees of the Board. The Nominating Committee will consider nominees recommended by stockholders in accordance with the procedures described in the "Proposals of Stockholders" section of this Proxy Statement. One meeting of the Nominating Committee was held during the fiscal year ended January 27, 2002. The current members of the Nominating Committee are Mr. Cohen, Mr. Formanek, Ms. Lane, Mr. Lund, Dr. Greene Medford, Mr. Pollock and Ms. Pritchard.

     Each director, other than Ms. Lane, attended at least 100% of the Board and Committee meetings held during the period in which he or she was a director. Ms. Lane was unavailable on one of the two meeting dates after her election as a director.

COMPENSATION OF DIRECTORS

     For service as a director, each director who is not an employee of the Company receives 2,000 restricted shares of Common Stock (the "Restricted Shares") paid at the beginning of the relevant calendar year, subject to adjustment to reflect a minimum value of $40,000 and a maximum value of $75,000, or, in the case of a director who is initially elected during a year, a percentage of such amount based upon the period during the applicable year in which he or she served as a director. The restrictions on such Restricted Shares will generally lapse one year from the date of grant.

     On the date of each of the Company's Annual Meetings, each eligible director receives an option to purchase 5,000 shares of common stock of the Company. The exercise price of options granted under the Plan is the fair market value on the date of grant. To be eligible to receive an option grant at an Annual Meeting, a director generally must have held at least 20,000 shares of Common Stock for the one-year period prior to the date of the meeting.

     Each option vests and becomes exercisable on the third anniversary of the date of grant except that (i) an option is forfeited in its entirety if the director ceases, at any time prior to his or her exercise of the option, to hold the minimum number of shares that he or she was required to hold for the one year period prior to the grant to be eligible therefor; (ii) all outstanding options vest and become immediately exercisable in the event of a change in control of the Company, and (iii) all options held by a director who has served as a director for six years or more vest and become immediately exercisable as of the date upon which he or she ceases to serve as a director.

     An option may be exercised only during the period that the optionee serves as a director of the Company or within three months after termination of such service and only if it is vested and has not expired at the time of termination. However, if the director ceases to serve as such as a result of death or if the individual has served as a director of the Company for more than 10 years, such three-month period is extended to three years.

     In addition to the options described above, the Compensation Committee, in its discretion, may grant options to directors who also serve as employees of the Company. Mr. DiRomualdo and Mr. Mrkonic each received, for service as directors and executive officers during 2001 and in lieu of cash compensation, options for 53,191 shares under the Director Stock Plan. The exercise price of the options was the fair market value on the date of grant, and the options vested after one year and expire on April 28, 2003. For fiscal 2002, Mr. DiRomualdo and Mr. Mrkonic are not employees of the Company and are receiving the same fees as other non-employee directors.

THE ROLE OF THE BOARD OF DIRECTORS IN THE COMPANY'S STRATEGIC PLANNING PROCESS

     The "FAQ" (Frequently Asked Questions) portion of the "Investor Relations" Section of the Company's Web site (www.bordersgroupinc.com) contains a description of the role of the Board of Directors in the development and monitoring of the Company's strategic plan, as well as its oversight role with respect to the implementation of the plan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock of the Company. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company during the fiscal year ended January 27, 2002 and written representations that no other reports were required, all officers and directors of the Company complied with the
Section 16(a) filing requirements, except that Mr. Wilhelm and Mr. Altruda were each late in reporting one transaction relating to the purchase of shares in the Company's Savings Plan as a result of incomplete information provided by the plan administrator.

                             EXECUTIVE COMPENSATION

GENERAL

     The following summary compensation table sets forth information regarding the annual and long-term compensation awarded to, earned by or paid for the fiscal year ended January 27, 2002 to the named executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM
                                                                                 COMPENSATION
                                                                            -----------------------
                                                                                         SECURITIES
                                                           OTHER ANNUAL     RESTRICTED   UNDERLYING      ALL OTHER
NAME AND PRINCIPAL POSITION  YEAR    SALARY     BONUS     COMPENSATION(1)     STOCK       OPTIONS     COMPENSATION(2)
---------------------------  ----    ------     -----     ---------------   ----------   ----------   ---------------
Gregory P. Josefowicz......  2001   $675,500   $473,200       --             --             --           $  7,592
  Chairman, President and    2000   $650,000      --          --             --           200,000        $125,724
  Chief Executive            1999   $125,000      --         $239,625        --           365,000        $200,000
    Officer(3)
Bruce A. Quinnell..........  2001   $432,000   $146,880       --             --             --           $  6,124
  Vice Chairman(4)           2000   $432,000      --          --             --           120,000        $  7,943
                             1999   $432,000      --          --             --            70,000        $  6,867
Tamara L. Heim.............  2001   $264,519   $132,500       --             --             --           $  6,288
  President, Borders Stores  2000   $240,000   $ 60,000       --             --            80,000        $  6,283
  and Borders Online         1999   $185,000      --          --             --            21,500        $  5,990
Ronald S. Staffieri........  2001   $264,519   $130,000       --             --             --           $  5,168
  President, Waldenbooks     2000   $240,000   $ 60,000       --             --            60,000        $    516
  Stores                     1999   $229,000      --          --             --            55,000              --
Edward W. Wilhelm..........  2001   $250,481   $125,000       --             --             --           $  2,802
  Sr. Vice President,        2000   $197,006   $ 33,407       --             --            50,000        $  2,777
  Finance and Chief          1999   $189,000   $ 23,625       --             --             8,500        $  2,631
  Financial Officer

-------------------------
(1) The amount for Mr. Josefowicz reflects the difference between $13.31, the closing price for the Common Shares on November 15, 1999, and the purchase price of $10.65 paid by Mr. Josefowicz for the purchase of restricted Common Shares under the Management Stock Purchase Plan.

(2) "All Other Compensation" consists of employer contributions credited under the Borders Group Savings Plan and the taxable portion of Company provided life insurance. The amount shown for Mr. Josefowicz in fiscal 2000 consists of employer contributions credited under the Borders Group Savings Plan and the taxable portion of Company provided life insurance and reimbursed relocation costs. The amount shown for Mr. Josefowicz in fiscal 1999 represents a one-time payment pursuant to the terms of his employment agreement.

(3) Mr. Josefowicz became President and Chief Executive Officer of the Company on November 15, 1999.

(4) Mr. Quinnell resigned as an Executive Officer of the Company effective January 27, 2002.

                       OPTION GRANTS IN FISCAL YEAR 2001

                                                                                                       POTENTIAL
                                                                                                      REALIZABLE
                                                                                                       VALUE AT
                                                                                                        ASSUMED
                                                                                                     ANNUAL RATES
                                                                                                    OF STOCK PRICE
                                NUMBER OF         % OF TOTAL                                         APPRECIATION
                                SECURITIES         OPTIONS                                            FOR OPTION
                                UNDERLYING        GRANTED TO                                            TERM(1)
                                 OPTIONS         EMPLOYEES IN       EXERCISE       EXPIRATION       ---------------
          NAME                   GRANTED         FISCAL YEAR         PRICE            DATE          5%          10%
          ----                  ----------       ------------       --------       ----------       --          ---
Gregory P. Josefowicz....          --                --               --              --            --          --
Bruce A. Quinnell........          --                --               --              --            --          --
Tamara L. Heim...........          --                --               --              --            --          --
Ronald S. Staffieri......          --                --               --              --            --          --
Edward W. Wilhelm........          --                --               --              --            --          --

-------------------------
(1) Represents hypothetical realizable value of the options granted at 5% and 10% annual appreciation over the option term from the share price at the date of grant.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                     # OF SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED OPTIONS AT      IN-THE-MONEY OPTIONS AT
                              SHARES                      FISCAL YEAR END            FISCAL YEAR END(1)
                             ACQUIRED      VALUE     --------------------------   -------------------------
          NAME              ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----              -----------   --------   -------------------------    -------------------------
Gregory P. Josefowicz....         --            --         50,000/515,000         $ 526,375/$5,239,136
Bruce A. Quinnell........         --            --        305,001/185,000         $2,701,917/$1,128,025
Tamara L. Heim...........     16,606      $ 89,963         69,492/ 90,750         $ 463,459/$ 773,145
Ronald S. Staffieri......     15,000      $131,625        157,500/132,500         $ 347,213/$ 805,013
Edward W. Wilhelm........         --            --         56,159/ 52,750         $ 550,707/$ 416,100

-------------------------
(1) Calculated using the closing market price of the Common Stock of $23.34 on January 25, 2002, the last trading day in fiscal 2001, less the exercise price of the related options.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Company has entered into an employment agreement with Mr. Josefowicz, which provides for a minimum annual salary of $650,000 and a minimum annual bonus opportunity of $650,000 if plan objectives are met for the applicable year. The Company also has agreed to make payments to Mr. Josefowicz over a five-year period commencing in 2002 in an aggregate amount equal to the principal and interest on a loan relating to his prior acquisition of 90,000 shares of the Company's stock. The principal amount of the loan is $525,000, and payments are subject to Mr. Josefowicz's continued employment and his continued ownership of the shares. The agreement provides that, in the event of the termination of Mr. Josefowicz's employment by the Company other than for Cause or Disability (each as defined in the agreement) or at the Mr. Josefowicz's election for Good Reason (as defined in the agreement, which includes a Change in Control as Good Reason), Mr. Josefowicz would be entitled to a severance payment equal to two times the sum of (i) Mr. Josefowicz's annual base salary in effect at the time of termination and (ii) the "on plan" bonus amount targeted for the fiscal year in which termination occurred. Such severance payment will be made in equal installments during the 24-month period following the month of termination. Mr. Josefowicz would be under no obligation to seek employment during the first 12 months following such termination and the severance payments would not be affected by any compensation Mr. Josefowicz receive during such period. Following such 12-month period, Mr. Josefowicz would have an obligation to use reasonable efforts to seek other employment and, to the extent that he earns cash compensation from such other employment, the Company's obligation to make severance payments would be correspondingly reduced.

     The Company has entered into certain severance and change in control agreements with the remaining executive officers. These agreements, which are substantially similar, generally provide that, in the event of the officer's termination of employment other than for Cause or Disability (as defined in the agreements) or at such officer's election for Good Reason (as defined in the agreements), the officer would be entitled to severance benefits. These severance benefits include: (i) cash payment of the officer's salary in effect through the month during which termination occurred, plus any other amount due to such officer under any bonus plan of the Company and (ii) monthly severance payments equal to (a) the officer's monthly base salary at the time of termination, plus (b) 1/12th of the threshold bonus amount for such officer for the fiscal year in which termination occurred. Such monthly severance payments commence in the month following termination and continue for 12 months, unless termination occurs within a two-year period following a Change in Control (as defined in the agreement) of the Company, in which case severance payments continue for 24 months and are equal to (x) the officer's monthly base salary at the time of termination or immediately prior to the Change in Control, whichever is greater, plus (y) 1/12th of the threshold bonus amount for such officer for the fiscal year in which termination occurred or the fiscal year immediately prior to the Change in Control, whichever bonus amount is greater.

     The Company estimates that if the employment of all nine executive officers were terminated in 2002 following a Change in Control of the Company, the total severance payments to those persons under the agreements, as described above, would be approximately $9,241,500.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee (the "Committee") is comprised of four independent, non-employee directors who have no "interlocking" relationships as defined by the Securities and Exchange Commission. The Committee's goal is to ensure the establishment of executive compensation policies and practices that will enable the Company to attract, retain, and motivate outstanding management that will drive superior operating performance.

     The Committee has established an executive compensation philosophy that is designed to foster a performance oriented and equity based ownership culture. In establishing a compensation program consistent with that philosophy, the Committee has focused on providing: (i) a mix of cash, bonus and equity incentives that is intended to generate below-market compensation in the event of poor operating performance and above-market compensation in the event of superior performance; (ii) an orientation toward equity incentives that includes a combination of stock and options and encourages some investment in the Company on the part of management; and (iii) a greater proportion of performance-based compensation relative to base salary at higher levels of responsibility.

     The primary components of the Company's executive compensation program are:
(a) base salary; (b) annual cash bonus incentive opportunities; (c) long-term incentive opportunities provided through the Stock Option Plan; and (d) Common Stock purchase opportunities under the Management Stock Purchase Plan. Each of these components is discussed separately in this report.

     The Committee relates total compensation levels for executive officers to compensation paid to executives at other companies. The companies chosen as the basis of comparison are other retailers that the Company believes most closely resemble itself in terms of compensation philosophy and performance objectives.

BASE SALARY

     The objective of the Company is to provide base salary levels that are competitive and close to the average salaries provided by comparable retailers. The "market" rate for salaries provided by comparable retailers is determined from information gathered from published surveys.

ANNUAL CASH INCENTIVES

     Under the Company's Annual Incentive Bonus Plan (the "Bonus Plan"), executive officers are eligible to receive cash awards based on the attainment of specific performance goals. The performance goals may be different from year to year, expressed in either quantitative and/or qualitative terms, and to the extent applicable, performance against these goals must be determined in accordance with generally accepted accounting principles and reported upon by the Company's independent public accountants.

     Generally, target incentive bonus opportunities are expressed as a dollar amount based upon a percentage of the executives' actual base salary. The Bonus Plan requires that the Committee establish a threshold level of performance, below which no bonus would be paid under the Plan, and other levels of performance at which specified percentages of the target bonus would be paid. The performance criteria are based upon the Company's attainment of specified levels of earnings and/or the executive's satisfaction of individual objectives. Bonus awards for fiscal 2001 were based upon the performance goals under the Bonus Plan, as adjusted by the Committee to reflect unanticipated events.

     Each executive officer must take a minimum of 20% and a maximum of 100% of their actual bonus award in the form of restricted Common Stock subject to the terms and conditions of the Management Stock Purchase Plan.

LONG TERM INCENTIVES

     The Company attempts to foster an ownership culture that encourages deep personal commitment and superior performance by its executive officers. To promote that culture, the Company has adopted the Borders Group, Inc. Stock Option Plan and the Borders Group, Inc. Management Stock Purchase Plan. Both Plans are intended to align the executive officers' interests with the long-term interests of the Company's stockholders by providing incentives that focus attention on managing the Company from the perspective of an owner.

     The Borders Group, Inc. Stock Option Plan provides for the grant, at fair market value, of stock options with such vesting and exercise periods as the Committee may determine. In determining the number of shares in a stock option grant, the Committee takes into consideration the individual's performance, the level of the position, and the individual's present and potential contribution to the success of the Company.

     Under the Management Stock Purchase Plan, the executive officers of the Company are required to designate a minimum of 20%, and may designate up to 100%, of their annual bonus for the purchase of restricted shares of common stock at a 20% discount from the fair market value of the stock. In addition, under the Plan, executive officers are given a one-time opportunity to purchase up to $1,000,000 in restricted shares. If the employee ceases to be an employee during the three year restricted period, he or she generally will receive unrestricted shares or cash equal in value to the lesser of cost or market value of the restricted shares. However, in the event of termination by the Company without cause, a participant will receive unrestricted shares or cash equal in value to (i) the market value of a percentage of restricted shares, such percentage being based upon the number of months of employment during the restricted period, and (ii) with respect to the balance of the shares, the lesser of cost or market value of such shares.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee believes that Mr. Josefowicz's compensation arrangement is consistent with the policies described above. His salary of $675,500 for fiscal 2001 was intended to provide a "market" salary and the combination of bonus opportunity, options and share purchase rights granted to Mr. Josefowicz provide the mix of incentive compensation and individual investment contemplated by the Committee's policies.

POLICY WITH RESPECT TO THE $1 MILLION DEDUCTION LIMIT

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to executive officers named in the proxy to $1 million, unless certain requirements are met.

     The Committee intends to consider carefully any plan or compensation arrangement that would result in the disallowance of compensation deductions. It will use its best judgment in such cases, however, taking all factors into account, including the materiality of any deductions that may be lost.

CONCLUSION

     As described above, the Company's executive compensation program is intended to provide a mix of base compensation and incentives that will provide superior compensation levels only in the event of superior operating and share price performance. As such, it is intended that there be a direct alignment of the long-term interests between the executives and the stockholders of the Company.
                                          Lawrence Pollock, Chairman
                                          Joel Cohen
                                          Edna Greene Medford
                                          Beth Pritchard

                             AUDIT COMMITTEE REPORT

GENERAL

     In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

     The Audit Committee obtained from, and discussed with, the independent auditors a formal report delineating all relationships between the independent auditors and the Company that may bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committee's". The Audit Committee also discussed and reviewed with the independent auditors and Company management audit plans, audit scope, identification of audit risks and the quality and adequacy of the Company's internal controls.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees."

     The Audit Committee reviewed with Company management and the independent auditors the audited financial statements of the Company as of and for the fiscal year ended January 27, 2002. The management of the Company has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

     Based on the above mentioned reviews and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 27, 2002 be included in its Annual Report on Form 10-K for filing with the Security and Exchange Commission.

     The Audit Committee has established a written charter. Each of the members of the Audit Committee is independent within the meaning of the New York Stock Exchange rules.

FEES PAID TO INDEPENDENT AUDITORS

     The following section summarizes aggregate fees billed for professional services rendered by Ernst & Young ("E&Y") during fiscal year 2001:

     (i) Audit Fees for the most recent fiscal year amounted to $333,919. This amount represents aggregate fees for the audit of the Company's fiscal 2001 annual financial statements and the reviews of the financial statement included in the Company's Form 10-Q.

     (ii) Financial Information Systems Design and Implementation Fees. No such fees were incurred during the most recent fiscal year.

     (iii) All Other Fees for the most recent fiscal year amounted to $659,179. This amount represents aggregate fees billed for services rendered by the independent auditors, other than services covered in paragraphs (i) and (ii) of this section. These other services consist primarily of audit related services, such as statutory audits for foreign subsidiaries, and tax services.

     The Audit Committee has considered whether the provision of the services described in (ii) and (iii) above is compatible with maintaining the independence of the principal auditor, and has concluded that such services are compatible with auditor independence.
                                          Victor Lund, Chairman
                                          Peter Formanek
                                          Amy Lane

                            STOCK PERFORMANCE GRAPH

     The following line graph compares the cumulative total stockholder return on the Company's Common Stock from January 24, 1997 through January 25, 2002, with the cumulative total return on the Standard & Poor's 500 Stock Index ("S&P 500") and a specialty retail index supplied by Worden Brothers, Inc., which includes the collective performance of 22 specialty retailers for the same period. In accordance with the rules of the Securities and Exchange Commission, the returns are indexed to a value of $100 at January 24, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              BORDERS GROUP, INC., SPECIALTY RETAIL INDEX, S&P 500
                              [PERFORMANCE GRAPH]

                                                   BORDERS GROUP, INC.       SPECIALTY RETAIL INDEX              S&P 500
                                                   -------------------       ----------------------              -------
1/24/97                                                  100.00                      100.00                      100.00
4/25/97                                                  112.00                      111.00                       99.00
7/25/97                                                  140.00                      127.00                      122.00
10/24/97                                                 139.00                      138.00                      122.00
1/23/98                                                  168.00                      137.00                      124.00
4/24/98                                                  171.00                      164.00                      144.00
7/24/98                                                  183.00                      176.00                      148.00
10/23/98                                                 129.00                      151.00                      139.00
1/22/99                                                  100.00                      191.00                      159.00
4/23/99                                                   78.00                      231.00                      176.00
7/23/99                                                   77.00                      243.00                      176.00
10/22/99                                                  66.00                      237.00                      169.00
1/21/00                                                   78.00                      220.00                      187.00
4/20/00                                                   80.00                      258.00                      186.00
7/21/00                                                   72.00                      248.00                      192.00
10/20/00                                                  75.00                      222.00                      181.00
1/26/01                                                   67.00                      272.00                      176.00
4/27/01                                                   95.00                      289.00                      163.00
7/27/01                                                  122.00                      271.00                      156.00
10/26/01                                                  91.00                      258.00                      143.00
1/25/02                                                  125.00                      287.00                      147.00

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     As of the March 28, 2002 Record Date, the Common Stock was held of record by 3,845 stockholders. The following table sets forth certain information concerning the beneficial ownership of Common Stock by each stockholder who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, by each director, by the executive officers named in the Summary Compensation table above, and by all directors and executive officers as a group, as of the Record Date. Except as otherwise indicated, all persons below have (i) sole voting power and dispositive power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) beneficial ownership with respect to their shares of Common Stock.

                                                    NUMBER OF SHARES OF             PERCENT OF COMMON
                 NAME AND ADDRESS                     COMMON STOCK(1)               STOCK OUTSTANDING
                 ----------------                   -------------------             -----------------
Dreman Value Management, L.L.C. ..................       9,107,130(2)(18)                 11.16%
  100 Exchange Place
  Jersey City, NJ 07302
Zurich Scudder Investments, Inc. .................       6,717,275(3)(18)                  8.23%
  345 Park Avenue
  New York, NY 10154
FMR Corp. ........................................       5,478,580(4)(18)                  6.71%
  82 Devonshire Street
  Boston, MA 02109
A I M Management Group Inc. ......................       4,700,400(18)                     5.76%
  11 Greenway Plaza, Suite 100
  Houston, Texas 77046
Snyder Capital Management, L.P. ..................       4,168,800(5)(18)                  5.11%
  350 California Street, Suite 1460
  San Francisco, CA
Robert F. DiRomualdo..............................         800,573(6)                         *
Bruce A. Quinnell.................................         543,427(7)                         *
George R. Mrkonic.................................         192,018(8)                         *
Ronald S. Staffieri...............................         144,177(9)                         *
Gregory P. Josefowicz.............................         140,000(10)                        *
Edward W. Wilhelm.................................          86,904(11)                        *
Tamara L. Heim....................................          77,100(12)                        *
Peter R. Formanek.................................          74,449(13)                        *
Lawrence I. Pollock...............................          55,254(14)                        *
Victor L. Lund....................................          17,019(15)                        *
Edna Greene Medford...............................          15,014(16)                        *
Amy B. Lane.......................................          13,661                            *
Beth M. Pritchard.................................           7,084                            *
Joel J. Cohen.....................................           6,614                            *
Directors and Executive Officers as a Group.......       2,018,065(17)                     2.47%

-------------------------
  *  Represents less than one percent.

 (1) All figures set forth below represent shares of or the right to acquire Common Stock.

 (2) Dreman Value Management L.L.C. has sole dispositive power with respect to all of the shares, sole voting power with respect to 1,787,900 shares and no shared dispositive or voting power.

 (3) Zurich Scudder Investments Inc. has sole voting and dispositive power with respect to 3,000 shares and shared voting and dispositive power with respect to 6,714,275 shares.

 (4) FMR Corp. has sole dispositive power with respect to all of the Shares, sole voting power with respect to 114,590 shares and no shared voting or dispositive power.

 (5) Snyder Capital Management, L.P. has shared dispositive power with respect to all of the shares, shared voting power with respect 3,858,800 shares and no sole dispositive or voting power.

 (6) Includes 585,853 options that are exercisable within 60 days and 1,125 shares held by spouse.

 (7) Includes 305,001 options that are exercisable within 60 days and 8,109 shares held under the Borders Group, Inc., 401 (k) Savings Plan.

 (8) Includes 90,000 options that are exercisable within 60 days.

 (9) Includes 142,500 options that are exercisable within 60 days and 226 shares held under the Borders Group, Inc., 401(k) Savings Plan.

(10) Includes 50,000 options that are exercisable within 60 days.

(11) Includes 56,159 options that are exercisable within 60 days, 5,600 shares held in an IRA account, 4,420 shares held in custodial accounts for Mr. Wilhelm's children and 100 shares held by Mr. Wilhelm's parents.

(12) Includes 73,795 options that are exercisable within 60 days.

(13) Includes 20,000 options that are exercisable within 60 days and 19,000 shares held under Family Trust(s).

(14) Includes 25,000 options that are exercisable within 60 days.

(15) Includes 5,000 options that are exercisable within 60 days.

(16) Includes 5,000 options that are exercisable within 60 days.

(17) Includes 1,399,582 options that are exercisable within 60 days.

(18) The information set forth in this table is based upon the reports filed with the Securities and Exchange Commission as of the date of the printing of this Proxy Statement. Zurich Scudder Investments, Inc. has advised the Company orally that the shares that it has reported are also included in the shares reported by Dreman Value Management, L.L.C.

                              INDEPENDENT AUDITORS

     E&Y has been selected by the Board of Directors of the Company to serve as the Company's independent auditors for the 2002 fiscal year. Representatives of E&Y are expected to be present at the Annual Meeting with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

     On October 20, 2000, the Company's Board of Directors, acting upon the recommendation of the Audit Committee of the Board, voted to dismiss its independent auditor, PricewaterhouseCoopers LLP ("PwC"). The reports of PwC on the Company's financial statements for the 1999 and 1998 fiscal years did not contain any adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the 1999 or 1998 fiscal years and the period through October 20, 2000, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on financial statements. In addition, during the 1998 and 1999 fiscal years and the period through October 20, 2000, there were no "reportable events" within the meaning of Item 304 of the Securities and exchange Commission's regulation S-K. The Company retained the accounting firm of Ernst & Young LLP on October 20, 2000, to make an examination of the financial statements of the Company for the 2000 fiscal year.

                                 ANNUAL REPORT

     Copies of the Company's 2001 Annual Report to Stockholders, which includes audited financial statements, are being mailed to stockholders with this Proxy Statement. Additional copies are available without charge on request. Requests should be addressed to Anne Roman, Investor Relations, Borders Group, Inc., 100 Phoenix Drive, Ann Arbor, Michigan 48108-2202.

                           PROPOSALS OF STOCKHOLDERS

     In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, any stockholder proposals intended to be presented at the 2003 Annual Meeting of Stockholders must be received by the Company no later than December 20, 2002 in order to be considered for inclusion in the Proxy Statement and form of proxy relating to that meeting.

     Section 8 of Article II of the Company's By-Laws provides that, for nominations or other business to be properly brought before any annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company and such other business must be a proper matter for stockholder action. For stockholder proposals to be presented at the 2003 Annual Meeting of Stockholders (other than stockholder proposals set forth in the Company's proxy statement), a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on February 22, 2003 nor earlier than the close of business on January 23, 2003; provided, however, that in the event that the date of the annual meeting is before April 23, 2003 or after July 24, 2003, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. A public announcement of an adjournment of an annual meeting will not commence a new time period for giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made
(i) the name and address of such stockholder, as they appear on the Company's books, and of such beneficial owner and (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner.

     Notwithstanding the rules set forth above, in the event that the number of directors to be elected to the Board of Directors of the Company is increased and there is no public announcement naming all the nominees for director or specifying the size of the increased Board of Directors made by the Company at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

     The term "public announcement" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Company with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

     COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED JANUARY 27, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO ANNE ROMAN, INVESTOR RELATIONS, BORDERS GROUP, INC., 100 PHOENIX DRIVE, ANN ARBOR, MICHIGAN 48108-2202.

PROXY


------------------------------------------------------------------------------------------------------------------------------------

                                                        BORDERS GROUP, INC.
                                      PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
                                         THE MAY 23, 2002, ANNUAL MEETING OF STOCKHOLDERS


         The undersigned hereby appoints Gregory P. Josefowicz and Thomas D. Carney, or either of them, with full power of substitution, as Proxies, and hereby authorizes them to represent the undersigned and to vote all shares of common stock of Borders
Group, Inc. (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Borders Group, Inc.,
to be held on May 23, 2002, or any adjournment thereof, upon all matters that may properly come before the meeting.

Your vote with respect to the following matter may be indicated on the reverse side:


1.  The election of ten directors.  The Company's nominees are: 01. Joel J. Cohen, 02. Robert F. DiRomualdo, 03. Peter R. Formanek,
    04. Gregory P. Josefowicz, 05. Amy B. Lane, 06. Victor L. Lund, 07. Dr. Edna Greene Medford, 08. George R. Mrkonic, 09. Lawrence
    I. Pollock, and 10. Beth M. Pritchard.

PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CANNOT BE VOTED.

                                                                                                                 SEE REVERSE
                                                                                                                     SIDE

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                                                 /\ FOLD AND DETACH HERE /\


------------------------------------------------------------------------------------------------------------------------------------
           PLEASE MARK YOUR                                                                                                 5941
     X     VOTES AS IN THIS
           EXAMPLE.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BELOW. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
THE ELECTION OF THE COMPANY'S NOMINEES TO SERVE AS DIRECTORS. As to any other business that may come before the Annual Meeting, or any adjournment thereof, this Proxy will be voted in the discretion of the Proxies.
-------------------------------------------------------------------------------------------------------------------------------
            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE COMPANY'S NOMINEES TO SERVE AS DIRECTORS.
-------------------------------------------------------------------------------------------------------------------------------
                 FOR          WITHHELD
  1. Election of
     Directors.
     (See reverse
     side)
  *Instructions: to withhold authority to vote for any individual nominee, write that nominee's name(s) in the space below:

  ---------------------------------------------------------------



                                                                                The undersigned hereby revokes all proxies given by
                                                                                the undersigned to vote at the Annual Meeting or
                                                                                any adjournments thereof.

                                                                                (Please sign exactly as name appears above, Joint
                                                                                owners should all sign. Executors, administrators,
                                                                                trustees, etc. should so indicate when signing.
                                                                                If signer is a corporation, sign full corporate
                                                                                name by duly authorized officer who adds his or her
                                                                                name and title.)




                                                                                ----------------------------------------------------



                                                                                ----------------------------------------------------
                                                                                  SIGNATURE(S)                         DATE
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                                               /\  FOLD AND DETACH HERE /\











                                              TELEPHONE AND INTERNET VOTING



        If you would prefer, you may vote your shares through the Internet or the telephone. This eliminates the need to return the proxy card.

        To vote your shares through the Internet or the telephone you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

                                    1. To vote over the Internet:
               [COMPUTER GRAPHIC]          - Log on to the Internet and go to the Web Site HTTP://WWW.EPROXYVOTE.COM/BGP

                                    2. To vote over the telephone:
               [TELEPHONE GRAPHIC]         - On a touch-tone telephone call 1-877-PRX-VOTE (1-877-779-8683) 24 hours a day, 7 days a week

        Your Internet or telephone vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

        IF YOU CHOOSE TO VOTE YOUR SHARES THROUGH THE INTERNET OR THE TELEPHONE, THERE IS NO NEED FOR YOU TO MAIL BACK
        YOUR PROXY CARD.







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